EXHIBIT 16.2


Dohan and Company
Certified Public Accountants
A Professional Association


                                                   7700 North Kendall Drive, 200
                                                   Miami, Florida 33156-7578
                                                   Telephone:  (305) 274-1366
                                                   Facsimile:  (305) 274-1368
                                                   E-mail:  info@uscpa.com
                                                   Internet:  www.uscpa.com


December 15, 2003

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

On December 15, 2003, the undersigned firm received a draft copy of a Current Report on Form 8-K (the "Form 8-K") to be filed by Lions Gate Investment Limited (the "Company") (SEC File No. 0-32523) reporting a change in the Company's certifying public accountant under Item 4 of such form.

We have no disagreements with the statements made by the Company in the Form
8-K.


                                                    Yours very truly,

                                                    Dohan and Company, CPAs


                                                    /s/ Nancy L. Brown
                                                    Nancy L. Brown, CPA